                                                                      EXHIBIT 21


PREFORMED LINE PRODUCTS COMPANY

SUBSIDIARIES

Domestic Subsidiaries:

      Superior Modular Products Incorporated
      Asheville, North Carolina

      BBR Systems Ltd.
            See Scotland Below

Foreign Subsidiaries:

      Australia
            Preformed Line Products (Australia) Ltd.
            Sydney, Australia

            Rack Technologies Pty. Ltd.
            Sydney, Australia

      Brazil
            PLP-Produtos Para Linhas Preformados, Ltd.
            Sao Paulo, Brazil

      Canada
            Preformed Line Products (Canada) Ltd.
            Cambridge, Ontario, Canada

      China
            Beijing PLP Conductor Line Products Co., Ltd.
            Beijing, China

      Mexico
            Preformados de Mexico S.A. de C.V.
            Queretaro, Mexico

      Scotland
            BBR Systems Ltd.
            Glenrothes Fife, Scotland
                  Superior Modular Products Europe srl
                  Superior Modular Products Asia Pte Ltd.

      South Africa
            Preformed Line Products (South Africa) Pty. Ltd.
            Pietermaritzburg, Natal
            Republic of South Africa

      Spain
            APRESA - PLP Spain, S. A.
            Sevilla,  Spain

      United Kingdom
            Preformed Line Products (Great Britain) Ltd.
            Andover, Hampshire, England